UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TITANIUM INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-0019071
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

#600 – 625 Howe Street, Vancouver, British Columbia	V6C 2T6
(Name and address of principal executive offices)	(Zip Code)

604.683.6648
(Issuer's telephone number)

Approximate date of commencement of proposed sale to the public:   Not Applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE REGISTRATION WHICH SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.

COPIES OF COMMUNICATIONS TO:
Michael H. Taylor, Esq.
O’NEILL & TAYLOR, PLLC
435 Martin Street, Suite 1010, Blaine, WA 98230
Tel: 360-332-3300
Agent for Service of Process

DE-REGISTRATION OF SHARES OF COMMON STOCK

On May 14, 2002, Titanium Intelligence, Inc., a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-88234) on Form SB-2 under the Securities Act of 1933, as amended, registering up to 2,500,000 shares of the Company's common stock, par value $0.001 per share (the "Shares") to be sold from time to time by certain stockholders of the Company. Such Registration Statement, as amended by Pre-Effective Amendment No. 1 dated July 25, 2002, Pre-Effective Amendment No. 2 dated July 25, 2002, Pre-Effective Amendment No. 3 dated September 10, 2002, Pre-Effective Amendment No. 4 dated October 11, 2002 and Pre-Effective Amendment No. 5 dated October 23, 2002, was declared effective on October 22, 2002.

In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby de-registers the Shares that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 6, 2004.

TITANIUM INTELLIGENCE, INC.

By:  /s/ Gary Musil
Gary Musil,
President, Chief Executive Officer
and Chief Financial Officer
(Principal Executive Officer)
(Principal Financial Officer)